Exhibit 4

GE Logo

                              General Electric Company
                              3135 Easton Turnpike
                              Fairfield, CT 06460


                              March 8, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Subject: General Electric Company Annual Report on Form 10-K for the fiscal year ended December 31, 2001 - File No. 1-35

Dear Sirs:

         Neither General Electric Company (the "Company") nor any of its consolidated subsidiaries has outstanding any instrument with respect to its long-term debt under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K (17 CFR Sec. 229.601), the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.

                             Very truly yours,

                             GENERAL ELECTRIC COMPANY




                             By:   /s/ James R. Bunt
                                   ---------------------------------------------
                                   James R. Bunt
                                   Vice President and Treasurer